Exhibit 99.2

Empire Resorts Announces Receipt of Letter from Controlling Stockholder

MONTICELLO, N.Y. — (BUSINESS WIRE) — July 25, 2019 – Empire Resorts, Inc. (NasdaqGM: NYNY) (the “Company”), today announced that the special committee of its board of directors (the “Board”) has received a letter, dated July 25, 2019 (the “Letter”), from Kien Huat Realty III Limited (“KH”), its controlling stockholder. KH, which currently owns approximately 86% of the outstanding shares of the Company’s common stock, indicated, among other things, its willingness to entertain an invitation from the Company to acquire all outstanding equity of the Company not already owned by KH. The Letter further indicated that, at this time, KH did not intend to provide further equity or debt financing to the Company, beyond its obligations under the Commitment Letter, dated November 5, 2018 and as last amended on May 7, 2019, by and between the Company and KH, while the Company remains a public company. A copy of the Letter is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission today.

As previously announced, the Board recently formed a special committee comprised of independent, disinterested directors to evaluate strategic alternatives. The special committee, with the assistance of Moelis & Company LLC and Paul, Weiss, Rifkind, Wharton & Garrison LLP, its financial and legal advisors, respectively, will consider the Letter and any response thereto in connection with its ongoing review of strategic alternatives.

The Company cautions the Company’s stockholders and others considering trading the Company’s securities that the Company has just received the Letter and has not had an opportunity to carefully review and evaluate the Letter or make any decision with respect to the Company’s response to the Letter There can be no assurance that any definitive agreement will be executed relating to a transaction with KH or any other party or that any transaction with KH or any other party will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law.

Important Notice Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expression, or the negative of these terms or similar expressions. These statements are based on management’s current beliefs, expectations, plans, assumptions and objectives of the Company and are subject to significant risks and uncertainties. All forward-looking statements speak only as of the date as of which they are made. These statements are not guarantees and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks related to the expected timing and likelihood of completion of a potential transaction with KH or any other party, including the risk that the potential transaction may not occur, and the risk that any announcements relating to the potential transaction could have adverse effects on the market price of the Company’s stock. Risk factors are detailed in the

Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission (“SEC”) and will be found in the filings that may be filed with the SEC by the Company and/or KH or a third party if a negotiated transaction is agreed to. Such reports are available on the SEC’s website (www.sec.gov). We caution you not to place undue reliance on any forward-looking statements, which are made as of the date hereof or as otherwise specified herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.